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                                                                    Exhibit 4.11

                          REGISTRATION RIGHTS AGREEMENT

                               Dated June 24, 2003

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                               Table of Contents

                                                                            Page
                                                                            ----
Section 1. Definitions                                                        1
Section 2. Registration Rights                                                3
  2.1.  Piggy-back Registration                                               3
  2.2.  Holdback Agreements; Requirements of Holders                          4
  2.3.  Registration Procedures                                               5
  2.4.  Expenses                                                              9
  2.5.  Indemnification; Contribution                                         9
  2.6.  Participation in Underwritten Registrations                          11
Section 3. Other Registration Rights                                         12
Section 4. Transfers of Common Stock                                         12
Section 5. Miscellaneous                                                     12
  5.1.  Recapitalizations, Exchanges, etc                                    12
  5.2.  Opinions                                                             12
  5.3.  Notices                                                              13
  5.4.  Applicable Law                                                       13
  5.5.  Amendment and Waiver                                                 13
  5.6.  Remedy for Breach of Contract                                        13
  5.7.  Severability                                                         13
  5.8.  Counterparts                                                         14
  5.9.  Headings                                                             14
  5.10. Binding Effect                                                       14
  5.11. Entire Agreement                                                     14


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                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is entered into and made effective as of June 24, 2003 by and between Hornbeck Offshore Services, Inc., a Delaware corporation (the "Company") and, those purchasers of Common Stock of the Company in the offering thereof pursuant to which this Agreement has been entered into by the Company who execute a joinder to this Agreement within 30 days of the date hereof.

                              W I T N E S S E T H:

     WHEREAS, the Company has agreed to grant certain piggy-back registration rights in connection with the purchase of certain shares of Common Stock from the Company pursuant to those certain Subscription Agreements executed by purchasers in the Private Placement and the Company (the "Subscription Agreements"), subject to their execution of a Joinder to the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power, alone or as part of an organized group, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof then in effect.

     "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday for banks in the State of Texas.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" means the Company's Common Stock, par value $.01 per share, or any successor class of the Company's Common Stock.

     "Company" shall mean Hornbeck Offshore Services, Inc., a Delaware corporation.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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     "Fair Market Value" shall mean, with respect to a share of Common Stock, the value of each such share that would be obtained in a commercially reasonable private sale process in which all equity securities of the Company are sold as a whole to a non-affiliated entity.

     "Holder" means any person purchasing Purchaser Shares in the Private Placement and executing a Joinder within 30 days of the date hereof.

     "Hornbecks" means Todd M. Hornbeck and Troy A. Hornbeck.

     "Joinder" shall mean a joinder in the form attached hereto as Exhibit A.

     "Liabilities" shall mean all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

     "Piggyback Registration" shall mean the registration of Registrable Securities pursuant to a registration statement filed by the Company under the 1933 Act as set forth in Section 2.1 of this Agreement.

     "Private Placement" shall mean the issuance by the Company of up to 9,000,000 shares of its Common Stock in a private placement, offered pursuant to the Confidential Private Offering Memorandum dated as of May 30, 2003, as supplemented by the Supplement to Confidential Private Offering Memorandum dated as of June 19, 2003.

     "Publicly Traded" means, with respect to the Common Stock, that such securities are listed for trading on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the NASDAQ Stock Market's NASDAQ National Market or NASDAQ SmallCap Market.

     "Purchaser Shares" means (i) the shares of Common Stock issued to persons pursuant to the Private Placement who execute a Joinder within 30 days of the date hereof and (ii) any shares of the Common Stock issued in exchange for, as a dividend on, or in replacement or upon conversion of, or otherwise issued in respect of (including Common Stock issued in a stock dividend, split or recombination or pursuant to the exercise of preemptive rights), any such shares of Common Stock described in clause (i).

     "Records" shall mean all financial and other records, pertinent corporate documents and properties of the Company.

     "Registrable Securities" means any Purchaser Shares until such time as they
(i) have been distributed to the public pursuant to a registration statement covering such securities that has been declared effective under the Securities Act, (ii) have been distributed to the public in accordance with the provisions of Rule 144 (or any similar provision then in force) under the Securities Act or
(iii) have been repurchased by the Company or (iv) are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force) if the Holder thereof owns less than two percent of the then outstanding Common Stock.

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     "RRAs" means the 1997 Stockholders' Agreement and the 2000 Registration
Rights Agreement.

     "Transfer" shall mean any direct or indirect transfer, assignment, donation, devise, sale, gift, pledge, hypothecation, encumbrance, or other disposition of any security, or any interest therein, whether voluntary or involuntary, including without limitation any disposition or transfer as a part of any liquidation of assets or any reorganization pursuant to the United States' or any other jurisdiction's bankruptcy law or other similar debtor relief laws. The term "Transfer," shall also include a transaction involving a change of ownership interest (including without limitation as a result of merger or consolidation) or voting power of a Holder entered into for the purpose or with the effect of avoiding the restrictions on the Transfer of the Common Stock provided herein or other any other provision hereof governing Transfers.

     "1997 Stockholders' Agreement" shall mean that certain Stockholders' Agreement by and among the Company, the Hornbecks and Cari dated June 5, 1997.

     "2000 Registration Rights Agreement" shall mean that certain Registration Rights Agreement by and between the Company and SCF IV, L.P. dated October 27, 2000.

     Section 2. Registration Rights.

     2.1. Piggy-back Registration.

     (a) If the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to an offering by the Company for its own account or for the account of any other Person of any class of equity security, including any securities convertible into or exchangeable for any equity security (other than a registration statement on Forms S-4 or S-8 (or their successor forms) or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders), then the Company shall in each case give written notice of such proposed filing to the Holders of Registrable Securities at least twenty days before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggy-back Registration"). The Company shall use reasonable diligence to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders of Registrable Securities requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to the holders of Registrable Securities that the total amount of securities which they or the Company and any other Persons intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount or kind of Registrable Securities to be offered for the accounts of Holders of Registrable Securities shall be reduced as follows:

     in the event of a registration initiated pursuant to the exercise of any demand registration rights, then (i) any securities to be registered by any person or entity who is not a Holder hereunder or a "Holder" under any RRA (other than the party exercising their demand rights)

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shall be reduced first, (ii) any securities to be registered by any Holder hereunder shall be reduced next among the Holders in proportion to the number of Registrable Securities for which they requested registration; (iii) any securities to be registered by the Company shall then be reduced prior to effecting any reduction in the number of securities to be registered by the "Holders" under any RRA and (iv) any further reduction required shall be made among the "Holders" under any RRA in accordance with its terms. In the event of a registration not initiated pursuant to the exercise of any demand registration rights (such as a Company-initiated registration or a "Company Registration" as contemplated by the RRAs) then (i) any securities to be offered by any person or entity other than a Holder hereunder, a "Holder" under any RRA or the Company shall be reduced first, (ii) any securities to be registered by any Holder hereunder shall be reduced next among such Holders in proportion to the number of Registrable Securities for which they requested registration; (iii) any further reduction required shall be made among the "Holders" under any RRA in accordance with its terms; and (iv) any further reduction required shall be made with respect to the securities to be registered by the Company. The total amount of the reduction shall be the amount which the managing underwriter reasonably believes is necessary so as not to materially and adversely affect the success of the offering.

     (b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in any registration statement if the proposed registration is (i) a registration of a stock option or other employee incentive compensation plan or of securities issued or issuable pursuant to any such plan, (ii) a registration of securities issued or issuable pursuant to a stockholder reinvestment plan, or other similar plan, (iii) a registration of securities issued in exchange for any securities or any assets of, or in connection with a merger or consolidation with, an unaffiliated company, or (iv) a registration of securities pursuant to a "rights" or other similar plan designed to protect the Company's stockholders from a coercive or other attempt to take control of the Company.

     (c) The Company may withdraw any registration statement and abandon any proposed offering initiated by the Company without the consent of any Holder of Registrable Securities, notwithstanding the request of any such Holder to participate therein in accordance with this provision, if the Company determines in its sole discretion that such action is in the best interests of the Company and its stockholders (for this purpose, the interest of the Holders in effecting the registration and offering shall not be considered).

     (d) Notwithstanding anything to the contrary contained in this Agreement, the rights of Holders of Registrable Securities to be included in a Piggy-Back Registration, whether or not such registration is underwritten, shall be superior to any registration rights granted subsequent to the date of this Agreement.

     2.2. Holdback Agreements; Requirements of Holders.

     (a) Restrictions on Public Sale by Holders of Registrable Securities. To the extent not inconsistent with applicable law, including insurance codes, each Holder of Registrable Securities that are included in a registration statement which registers Registrable Securities pursuant to this Agreement agree not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or

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exchangeable or exercisable for such securities, during the 14 days prior to, and during the 180-day period (or such shorter period as to which the Company or any other Person is subject) beginning on, the effective date of a registration statement filed by the Company (except as part of such registration), but only if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by the Company and/or selling stockholders of securities similar to the Registrable Securities; provided, however, that the period of time for which the Company is required to keep such registration statement which includes Registrable Securities continuously effective shall be increased by a period equal to such requested holdback period.

     (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement in which the Holders of Registrable Securities are participating (except pursuant to such registration statement).

     (c) Cooperation by Holders. The offering of Registrable Securities by any Holder shall comply in all respects with the applicable terms, provisions and requirements set forth in this Agreement, and such Holder shall timely provide the Company with all information and materials required to be included in a registration statement that (a) relate to the offering, (b) are in possession of such Holder, and (c) relate to such Holder, and to take all such action as may be reasonably required in order not to delay the registration and offering of the securities by the Company. The Company shall have no obligation to include in such registration statement shares of a Holder who has failed to furnish such information which, in the written opinion of counsel to the Company, is required in order for the registration statement to be in compliance with the 1933 Act.

     2.3. Registration Procedures. Whenever any Registrable Securities are to be registered pursuant to Section 2.1 of this Agreement, the Company will use reasonable diligence to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable. In connection with any Piggy-back Registration, the Company will as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement which includes the Registrable Securities and use reasonable diligence to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, the Company will furnish to the Holders of the Registrable Securities covered by such registration statement and the underwriters, if any, draft copies of all such documents proposed to be filed at least 3 Business Days prior thereto, which documents will be subject to the reasonable review of such Holders and underwriters, and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which holders of a majority of the Registrable Securities covered by such registration statement or the underwriters with respect to such Registrable Securities, if any, shall

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reasonably object, and will notify each Holder of the Registrable Securities of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

     (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than six months (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the 90-day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

     (c) furnish to any Holder of Registrable Securities included in such registration statement and the underwriter or underwriters, if any, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder of Registrable Securities covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

     (d) notify each Holder of Registrable Securities included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (e) use reasonable diligence to cause all Registrable Securities included in such registration statement to be listed, by the date of the first sale of Registrable Securities pursuant to such registration statement, on each securities exchange (including, for this purpose, NASDAQ Stock Market) on which the Common Stock of the Company is then listed or proposed to be listed, if any.

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     (f) make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and otherwise complies with Rule 158 under the 1933 Act as soon as feasible;

     (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

     (h) if requested by the managing underwriter or underwriters or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such Holder requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of the underwritten offering of such Registrable Securities, and promptly make all required filings of such prospectus supplement or post-effective amendment;

     (i) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to each Holder of Registrable Securities covered by such registration statement;

     (j) on or prior to the date on which the registration statement is declared effective, use reasonable diligence to register or qualify, and cooperate with the Holders of Registrable Securities included in such registration statement, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such Holder or underwriter reasonably requests in writing, to use reasonable diligence to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (k) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any,

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or such Holders may request, subject to the underwriters' obligation to return any certificates representing securities not sold;

     (l) use reasonable diligence to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

     (m) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other reasonable actions as the Holders of a majority of the Registrable Securities being sold or the underwriters retained by Holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (n) make available for inspection by one representative of the Holders of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such representative of the Holders or underwriter (collectively, the "Inspectors"), all nonconfidential financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each of the foregoing to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all Records reasonably requested by any such Inspector in connection with such registration statement; provided, however, that with respect to any Records that are confidential, the Inspectors shall execute such confidentiality agreements as the Company may reasonably request in order to maintain the confidentiality of the Records; and

     (o) use reasonable diligence in connection with any underwritten offering to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters may reasonably request.

     Each Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (d) of this Section 2.3, will forthwith discontinue disposition of the Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 2.3 or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in subsection (b) of this Section 2.3 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable

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Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this
Section 2.4 hereof or the Advice.

     If such registration statement refers to any Holder by name or otherwise as the Holder of any securities of the Company then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation of such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the 1933 Act or any similar federal statute then in force, the deletion of the reference to such Holder.

     2.4. Expenses.

     (a) Registration Expenses. "Registration Expenses" means all expenses incurred by the Company incident to the Company's performance of or compliance with this Agreement, including without limitation, all SEC and securities exchange, NASDAQ or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses (other than the pro rata portion of filing fees required by state law attributable to the securities to be sold) of compliance with securities or blue sky laws (including fees and disbursements, if any, of any underwriters' counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or NASDAQ on which similar securities issued by the Company are to be or are then listed and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration (but not including any Selling Expenses). "Selling Expenses" means all underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities sold pursuant to the applicable registration statement, all out-of-pocket expenses incurred directly by the selling Holders, including for legal counsel, if any, on behalf of the selling Holders.

     (b) The Company will pay all Registration Expenses in connection with each Piggyback Registration and the selling Holders shall pay all Selling Expenses.

     2.5. Indemnification; Contribution.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors and each Person who controls such Holder (within the meaning of the 1933 Act), and any Agent (as

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hereinafter defined) or investment advisor thereof against all Liabilities arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such Liabilities arise out of or are based upon any untrue statement or omission based upon information with respect to such indemnified Person furnished in writing to the Company by such indemnified Person expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities or to such other extent as the Company and such underwriters may agree. For purposes of this Section 2.5(a), an "Agent" of a Holder of Registrable Securities is any person acting for or on behalf of such Holder with respect to the holding or sale of such Registrable Securities.

     (b) Indemnification by Holders of Registrable Securities. In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information with respect to the name and address of such Holder and the amount of Registrable Securities held by such Holder and such other information as the Company shall reasonably request for use in connection with any such registration statement or prospectus, and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any Liabilities resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any prospectus or registration statement. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person may claim indemnification or contribution pursuant to this Agreement and, unless in the written opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not

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entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the opinion of counsel for any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

     (d) Contribution. If the indemnification provided for in this Section 2.5 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party hereunder in respect of any Liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 2.5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5.(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.6(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The obligations of the Company pursuant to this Section 2.5 shall be further subject to such additional express agreements of the Company as may be required to facilitate an underwritten offering, provided that no such agreement shall in any way limit the rights of the Holders of Registrable Securities under this Agreement, or create additional obligations of such Holders not set forth herein, except as otherwise expressly agreed in writing by any such Holders.

     2.6. Participation in Underwritten Registrations. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the terms of and on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such

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

arrangements (which shall be the Company in the case of an offering of securities by the Company); (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (c) agrees to be bound by all terms and conditions of this Agreement.

     Section 3. Other Registration Rights. The Company may only grant registration rights to any Person (including the Holders of Registrable Securities) with respect to any securities of the Company that are granted in accordance with the terms of this Section 3. Such new rights must either (i) if identical to those granted herein (through being designated as "Purchaser Shares" hereunder), be approved in writing by Holders of a majority of the then Registrable Securities, or (ii) if not identical to those granted herein, nevertheless not be inconsistent with the terms of this Agreement while providing that (a) with respect to demand registration rights granted to other Persons, the Holders of Registrable Securities have a piggy-back right upon the exercise of such new rights and shall be included in such registration statement on the same terms and conditions as the holders of the new rights, subject to possible reduction at the initiative of the managing underwriter or underwriters on terms substantially equivalent to those set forth in Section 2.1 and with respect to piggy-back rights granted to other Persons, such other Persons' rights to be included in a registration statement shall not be superior to the rights of the Holder.

     Section 4. Transfers of Common Stock. No Holder may Transfer any of its Common Stock to any Person who is, either directly or indirectly through one or more subsidiaries, a competitor of the Company, or affiliate of such competitor, engaged in the business of operating marine vessels; provided that following a public offering of shares of Common Stock by the Company, sales in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act of 1933, pursuant to an underwritten offering or otherwise, to the extent a Holder does not knowingly sell to a competitor, shall not be subject to this prohibition. The Company agrees to notify a Holder within three (3) Business Days following any request from such Holder addressed to the attention of the President and/or the Chief Executive Officer regarding whether a prospective purchaser of Common Stock would constitute such a competitor.

     Section 5. Miscellaneous.

     5.1. Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital equity of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the shares of Registrable Securities, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date of this Agreement.

     5.2. Opinions. When any legal opinion is required to be delivered hereunder, such opinion may contain such qualifications as may be customary or otherwise appropriate for legal opinions in similar circumstances.

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     5.3. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Company, to: Hornbeck Offshore Services, Inc.

                        414 N. Causeway Blvd.
                        Mandeville, LA 70448
                        Attention:  Chairman
                        Attention:  President

     With a copy to:    R. Clyde Parker, Jr., Esq.

                        Winstead Sechrest & Minick P.C.
                        1450 Lake Robbins Drive, Suite 600
                        The Woodlands, Texas  77380

     If to Holders to:  the address provided in the Joinder
                        executed by such Holder

or to such other address as any party may furnish to the others in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt, and that failure to copy legal counsel shall not invalidate notices otherwise properly given.

     5.4. Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Delaware.

     5.5. Amendment and Waiver. This Agreement may be amended, and the provisions hereof may be waived, only by a written instrument signed by (i) the Holders holding a majority of the Registrable Securities (ii) the Company. Actions by the Company to amend this Agreement must be approved by the Company's board of directors. No failure by any party hereto at any time to give notice of any breach by any other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     5.6. Remedy for Breach of Contract. The parties agree that in the event there is any breach or asserted breach of the terms, covenants or conditions of this Agreement, the remedy of the parties hereto shall be at law and in equity and injunctive relief shall lie for the enforcement of or relief from any provisions of this Agreement.

     5.7. Severability. It is a desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant or remedy of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be construed to be invalid or unenforceable, in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any Person or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

     5.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     5.9. Headings. The section and paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

     5.10. Binding Effect. This Agreement may not be assigned to a third party by any Holder other than, prior to a public offering of shares of Common Stock by the Company, to a Holder to whom the assigning Holder has transferred substantially all of its Purchaser Shares in compliance with the restrictions set forth in this Agreement. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including those Holders who elect to participate in any registration) and their respective heirs, legal representatives, successors and permitted assigns, and is not intended to confer upon any other Person any right or remedies hereunder other than purchasers in the Private Placement.

     5.11. Entire Agreement. This Agreement, together with the other agreements referenced herein, constitutes the entire agreement and supersedes all prior agreements, understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                HORNBECK OFFSHORE SERVICES, INC.

                                By: /s/ Todd M. Hornbeck
                                   --------------------------------------------
                                   Todd M. Hornbeck
                                   President and Chief Executive Officer



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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                                    Exhibit A
                                 Form of Joinder

     The undersigned hereby adopts, accepts, and agrees to be bound by all of the terms and conditions of that certain Registration Rights Agreement dated June 24, 2003 and to perform all obligations therein imposed upon the undersigned in his capacity as a Holder thereunder. The undersigned acknowledges receipt of copies of such Agreement and agrees that this Joinder may be attached to master copies thereof.

     IN WITNESS WHEREOF, the undersigned has executed this Joinder on __________________, 2003




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                                       (Signature)


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                                       (Printed Name)


                                       Address:


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